Registration No. 333-14253
                                                                Rule 424 (b)(3)

          SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 25, 1997

                    MLCC Mortgage Investors, Inc., Depositor
             Mortgage Loan Asset Backed Pass-Through Certificates,
                             Series 1997-B, Class A

                        MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer


     On December 9, 1997, the Mortgage Loan Asset Backed Pass-Through Certificates, Series 1997-B, Class A (the "Certificates") were issued in an approximate original aggregate principal amount of $308,089,000. The Certificates represent beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of November 1, 1997 by and among MLCC Mortgage Investors, Inc., Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page S-31 and S-32 of the Prospectus Supplement are hereby updated, in their entirety, as follows:


                                      PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                             (Dollars in Thousands)

                                        December 31, 1998            December 31, 1997            December 31, 1996
                                    ------------------------    ------------------------     ------------------------
                                    Number of                    Number of                    Number of
                                    PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                       Loans        Amount         Loans         Amount         Loans         Amount
                                   -------------------------    -------------------------    -------------------------
PrimeFirst Loans
  Outstanding...................         11,263     $4,408,862        14,159     $5,302,950        11,054     $4,331,131
Delinquency Period
  30-59 Days....................            184       $ 77,751           183      $  66,254           180       $ 84,297
  60-89 Days....................             26          9,815            26         18,544            19          6,583
  90 Days or More*..............             34         23,664            24         18,072            29         27,590
                                         ------      ---------        ------      ---------         -----         ------
     Total Delinquency..........            244        111,230           233      $  02,870           228       $118,470
                                         ======      =========        ======      ==========        ======       ========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          2.17%          2.52%         1.65%          1.94%         2.06%          2.74%

Foreclosures....................             47       $ 43,681            39       $ 47,396            29       $ 39,100

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding...................          0.42%          0.99%         0.28%          0.89%         0.26%          0.90%

------------------
*  Does not include loans subject to bankruptcy proceedings.


                                           PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                 (Dollars in Thousands)

                                                           Year Ended            Year Ended           Year Ended
                                                       December 31, 1998     December 31, 1997     December 31, 1996

Average Principal Balance of PrimeFirst Loan
  Portfolio.......................................              $4,855,906            $4,817,041           $3,933,946
Average Number of PrimeFirst Loans Outstanding
  During the Period...............................                  12,711                12,607                9,663

Gross Charge-offs.................................               $   4,030            $    5,363           $    6,157
Recoveries........................................               $       2            $       99           $        0
                                                                  --------            ----------           ----------
Net Charge-offs...................................               $   4,028            $    5,264           $    6,157
                                                                  ========            ==========            =========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding...................                   0.08%                 0.11%                0.16%


     The first two tables set forth after the second paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on paged S-32 and S-33 of the Prospectus Supplement are hereby updated, in their entirety, as follows:



                                                Revolving Credit Line Loan Delinquency Experience
                                                           (Dollars in Thousands)

                                                             As of December 31,

                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------- -------------

Number of revolving credit
  line loans serviced........        13,839       15,598        25,056       28,368          31,395        30,571
Aggregate loan balance of
  revolving credit line
  loans serviced.............    $1,037,427   $1,079,693    $1,293,483   $1,353,800      $1,387,217    $1,191,938
Loan balance of revolving
  credit line loans 2 months
  delinquent.................       $ 5,161      $ 5,358       $ 8,447      $ 8,292         $ 5,450      $  6,634
Loan balance of revolving
  credit line loans 3 months
  or more delinquent.........      $ 17,508     $ 22,989      $ 33,763     $ 39,508        $ 44,104      $ 31,348
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance
  of revolving credit
  line loans ................         2.19%        2.63%         3.26%        3.53%           3.57%         3.19%




                                                 Revolving Credit Line Loan Loss Experience
                                                                (Dollars in Thousands)

                                                               As of December 31,
                                ----------------------------------------------------------------------------------
                                   1993          1994         1995          1996          1997           1998
                                ------------  -----------  ------------  -----------  -------------  -------------

Number of revolving credit
  line loans serviced........        13,839       15,598        25,056       28,368         31,395         30,571
Aggregate loan balance of                      1,079,693                  1,353,800
  revolving credit line
  loans serviced.............    $1,037,427   $             $1,293,483   $              $1,387,217      1,191,938
For the Period:
  Gross Charge-offs
    dollars..................       $ 3,153      $ 1,118       $ 3,700      $ 1,860        $ 4,269       $  2,756
  Percentage(1)..............         0.30%        0.10%         0.29%        0.14%          0.31%          0.23%

-------------
(1) As a percentage of aggregate balance of revolving credit line loans serviced.


     Additionally, the information contained in the tables entitled "Range of Cut-off Date Principal Balances", "Prime Index Initial Mortgage Loan Margins", "One-Month LIBOR Index Initial Mortgage Loan Margins", "Six-Month LIBOR Index Initial Mortgage Loan Margins" and "One-Year Treasury Index Initial Mortgage Loan Margins" under the heading "The Mortgage Pool" on pages S-21 and S-24 of the Prospectus Supplement is hereby updated to indicate, as of December 31, 1998, the Mortgage Loan Balances and Margins of the Mortgage Loans:



Range of Principal Balances as of December 31, 1998

                                                                                          % of Mortgage
                                    Number of Mortgage                                Pool by Principal
Range of Principal Balances                Loans                Principal Balance           Balance
---------------------------         ------------------          -----------------     -----------------
$0-49,999.99                                30                      1,174,448.86               0.49%
$50,000-54,999.99                           11                        573,206.06               0.24%
$55,000-59,999.99                           12                        700,946.05               0.30%
$60,000-74,999.99                           21                      1,403,662.50               0.59%
$75,000-99,999.99                           56                      4,868,761.10               2.05%
$100,000-149,999.99                         91                     11,225,239.30               4.73%
$150,000-199,999.99                         63                     10,742,658.29               4.52%
$200,000-249,999.99                         48                     10,739,854.70               4.52%
$250,000-299,999.99                         36                      9,830,668.88               4.14%
$300,000-349,999.99                         37                     11,911,374.18               5.01%
$350,000-399,999.99                         13                      4,798,445.14               2.02%
$400,000-449,999.99                         14                      5,791,405.67               2.44%
$450,000-499,999.99                         12                      5,707,886.66               2.40%
$500,000-549,999.99                         16                      8,359,769.21               3.52%
$550,000-599,999.99                          9                      5,177,208.63               2.18%
$600,000-649,999.99                         10                      6,165,085.54               2.60%
$650,000-699,999.99                          4                      2,668,196.71               1.12%
$700,000-749,999.99                          8                      5,713,543.95               2.41%
$750,000-799,999.99                          1                        799,003.70               0.34%
$800,000-849,999.99                          9                      7,465,276.65               3.14%
$850,000-899,999.99                          8                      7,006,610.99               2.95%
$900,000-949,999.99                          3                      2,787,243.28               1.17%
$950,000-999,999.99                          4                      3,998,477.91               1.68%
$1,000,000-1,099,999.99                     17                     17,152,014.37               7.22%
$1,100,000-1,199,999.99                     11                     12,436,499.99               5.24%
$1,200,000-1,299,999.99                      3                      3,690,000.00               1.55%
$1,300,000-1,399,999.99                      1                      1,300,000.00               0.55%
$1,400,000-1,499,999.99                      7                      9,990,675.14               4.21%
$1,500,000-1,599,999.99                      2                      3,077,999.99               1.30%
$1,600,000-1,699,999.99                      2                      3,324,500.00               1.40%
$1,800,000-1,899,999.99                      2                      3,650,000.00               1.54%
$1,900,000-1,999,999.99                      1                      1,925,000.00               0.81%
$2,000,000-2,099,999.99                      2                      4,049,252.38               1.70%
$2,200,000-2,299,999.99                      2                      4,449,463.98               1.87%
$2,300,000-2,399,999.99                      1                      2,382,078.03               1.00%
$2,500,000-2,599,999.99                      1                      2,528,000.00               1.06%
$2,800,000-2,899,999.99                      1                      2,800,000.00               1.18%
$3,000,000 or Higher                         8                     35,193,693.53              14.81%
                                  -------------------------------------------------------------------
             TOTALS                         577                  $237,558,151.37             100.00%
                                  -------------------------------------------------------------------


                                                                                          % of Mortgage
                                    Number of Mortgage                                Pool by Principal
             Margin                       Loans                Principal Balance           Balance
---------------------------         ------------------          -----------------     -----------------
                                0            1                       $ 82,909.30               4.64%
                            0.025            1                         95,212.64               5.33%
                            0.125            1                        829,623.89              46.48%
                             0.25            4                        507,601.93              28.43%
                              0.5            1                        269,950.00              15.12%
                                  -------------------------------------------------------------------
             TOTALS                          8                    $ 1,785,297.76             100.00%
                                  -------------------------------------------------------------------




One-Month LIBOR Index Mortgage Loan Margins as of December 31, 1998

                                                                                          % of Mortgage
                                    Number of Mortgage                                Pool by Principal
             Margin                       Loans                Principal Balance           Balance
---------------------------         ------------------          -----------------     -----------------
                                1            1                      $ 488,000.00               0.46%
                            1.125            1                        340,000.00               0.32%
                             1.25            1                        643,611.25               0.61%
                            1.375           11                     11,118,498.65              10.50%
                              1.5           10                      5,855,199.15               5.53%
                            1.625           28                     28,779,232.20              27.18%
                             1.75           11                     14,723,728.91              13.90%
                            1.875           39                     25,662,950.83              24.23%
                                2           12                      5,402,615.58               5.10%
                            2.125           40                      6,850,115.55               6.47%
                             2.25            5                      1,252,159.69               1.18%
                            2.375            8                      1,363,420.71               1.29%
                              2.5            8                        954,852.35               0.90%
                            2.625           22                      2,317,873.25               2.19%
                             2.75            1                        147,000.00               0.14%
                                  -------------------------------------------------------------------
             TOTALS                         198                  $105,899,258.12             100.00%
                                  -------------------------------------------------------------------



Six-Month LIBOR Index Mortgage Loan Margins as of December 31, 1998

                                                                                          % of Mortgage
                                    Number of Mortgage                                Pool by Principal
             Margin                       Loans                Principal Balance           Balance
---------------------------         ------------------          -----------------     -----------------
                             0.75            1                      1,403,687.04               1.19%
                            1.125            1                      1,000,000.00               0.85%
                             1.25            1                        327,506.16               0.28%
                              1.5           12                     18,629,977.59              15.82%
                            1.625           11                      8,001,270.00               6.79%
                             1.75           46                     19,174,129.90              16.27%
                            1.875            5                      3,711,250.00               3.15%
                                2           44                     16,815,932.12              14.28%
                            2.125            5                      2,191,870.52               1.86%
                             2.25           119                    14,654,311.42              12.44%
                            2.375           11                     14,920,656.17              12.67%
                              2.5           19                      5,068,518.49               4.30%
                            2.625           14                      2,723,187.04               2.31%
                             2.75           29                      6,591,597.62               5.60%
                            2.875           26                      2,582,917.27               2.19%
                                  -------------------------------------------------------------------
             TOTALS                         344                  $117,796,811.34             100.00%
                                  -------------------------------------------------------------------




Treasury Index Mortgage Loan Margins That Adjust Every Six Months as of December 31, 1998

                                                                                          % of Mortgage
                                    Number of Mortgage                                Pool by Principal
             Margin                       Loans                Principal Balance           Balance
---------------------------         ------------------          -----------------     -----------------
                            1.875            1                      $ 228,814.00               2.41%
                                2            3                      1,329,139.80              13.99%
                            2.375            4                      2,313,622.34              24.35%
                              2.5            8                      1,593,244.06              16.77%
                             2.75            3                      3,885,000.00              40.89%
                                3            1                        151,379.81               1.59%
                                  -------------------------------------------------------------------
             TOTALS                         20                    $ 9,501,200.01             100.00%
                                  -------------------------------------------------------------------




Treasury Index Mortgage Loan Margins That Adjust Every Month as of December 31, 1998

                                                                                          % of Mortgage
                                    Number of Mortgage                                Pool by Principal
             Margin                       Loans                Principal Balance           Balance
---------------------------         ------------------          -----------------     -----------------
                            1.375            1                      $ 538,000.00              20.89%
                            1.875            2                      1,299,584.14              50.45%
                             2.25            3                        658,000.00              25.55%
                            2.625            1                         80,000.00               3.11%
                                  -------------------------------------------------------------------
             TOTALS                          7                    $ 2,575,584.14             100.00%
                                  -------------------------------------------------------------------

                          The date of this Supplement is April 1, 1999.